SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 15, 1997



                               PAN AM CORPORATION




                   9300 N.W. 36TH STREET, MIAMI, FLORIDA 33178


                                  305-873-3000


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
Incorporation under the laws of the           Commission File Number             I.R.S. Employer Identification Number

        STATE OF FLORIDA                             0-23444                                     65-0450311
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ITEM 5.           OTHER EVENTS

         On March 31, 1997, Pan Am Corporation, a Florida corporation (the "Registrant"), sold 150,000 shares of Series A Convertible Preferred Stock, par value of $.0001 per share and stated value of $100 per share (the "Series A Preferred Stock"). The Registrant has authorized 250,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock cumulates dividends at the rate per share (as a percentage of stated value per share) equal to 8% per annum payable in shares of Series A Preferred Stock. The Series A Preferred Stock is convertible into shares of the Registrant's common stock, par value $.0001 per share (the "Common Stock"), for a period of three years at the lesser of a fixed price of $8.50 per share or a floating price which is set at a discount to market beginning at 97% and increases at the rate of 1% per month until it reaches 80%. Certain holders of the Series A Preferred Stock have agreed to purchase an additional 100,000 shares of Series A Preferred Stock upon consummation of the acquisition of Carnival Air Lines, Inc. As additional consideration, the purchasers of the Series A Preferred Stock received in the aggregate, warrants to purchase 401,070 shares of Common Stock at an exercise price equal to $9.35 with a term of three years.

         On May 15, 1997, the Registrant sold 135,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share and stated value of $100 per share (the "Series B Preferred Stock"). The Registrant has authorized 250,000 shares of Series B Preferred Stock. Holders of Series B Preferred Stock are entitled to cumulative dividends at a rate per share (as a percentage of stated value per share) equal to 7.25% per annum payable in shares of Common Stock in arrears. For the first nine months following the date that the Series B Preferred Stock is issued, the Series B Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock at a fixed price of $8.39 (the "Series B Fixed Price"); thereafter, the Series B Preferred Stock is convertible at the lesser of the Series B Fixed Price; or a floating price which is set at a discount to market beginning at 97% and increasing at the rate of 1% per month until it reaches 80%. As additional consideration, the purchasers of the Series B Preferred Stock received in the aggregate, warrants to purchase 278,924 shares of Common Stock at an exercise price equal to $9.23 with a term of three years.

         Assuming for purposes of example only, at a market price of $8.00 and a discount to market of 20%, an aggregate of 4,453,125 shares of Common Stock will be issued upon full conversion of the Series A Preferred Stock and the Series B Preferred Stock which will constitute approximately 28% of the then outstanding Common Stock as of May 28, 1997, without giving effect to the issuance of approximately 3,950,000 shares of Common Stock issuable upon exercise of outstanding options and warrants. The number of shares issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock will vary depending on the conversion prices of such shares.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                           3.1  Registrant's Articles of Incorporation.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             PAN AM CORPORATION



                                             By: /s/ JOHN J. OGILBY, JR.
                                                 ----------------------------
                                                 John J. Ogilby, Jr.
                                                 Chief Financial Officer and
                                                 General Counsel



Dated: June 5, 1997



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EXHIBIT
NUMBER                      DESCRIPTION
-------                     -----------



3.1                 Registrant's Articles of Incorporation.




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